UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 20, 2012

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On July 20, 2012, Howard Bancorp, Inc. (the “Company”) sold 568,603 shares of its common stock, par value $0.01 per share, in a private placement to two institutional investors for $7.30 per share or an aggregate of $4.15 million.  The sale of the common stock, which closed simultaneously with the closing of the Company’s initial public offering as discussed below, was consummated in accordance with investment agreements entered into with the investors on March 28, 2012.

The offer and sale of the Company’s common stock in the private placement was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of, and Rule 506 of Regulation D under, the Securities Act. Each investor represented to the Company that they met the criteria of an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act.

Section 8 – Other Events

Item 8.01 Other Events.

On July 20, 2012, the Company announced the closing of its initial public offering of its common stock and the private placement discussed above.  The Company’s press release announcing the closing of the offerings is filed as Exhibit 99.1 hereto.

In addition, on July 23, 2012, the Company issued a press release announcing that its common stock has begun trading on the Nasdaq Stock Market.  A copy of that press release is filed as Exhibit 99.2 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1  Press Release dated July 20, 2012

99.2  Press Release dated July 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

		By:	/s/ Mary Ann Scully
		Name:	Mary Ann Scully
Date:	July 23, 2012	Title:	President, Chief Executive Officer and
Chairman of the Board